Exhibit 10.19(b)

November 3, 2018

Reference is made to the Second Amended and Restated Executive Employment Agreement, entered into on February 25, 2014 and effective as of January 1, 2014 (the “Agreement”), by and between you and Mylan Inc. The parties hereto acknowledge and agree that the Term of Employment as set forth in Section 2 of the Agreement shall be extended to April 1, 2019. All other provisions of the Agreement, as modified by the foregoing, shall remain in full force and effect.

MYLAN INC.
by
/s/ JoEllen Lyons Dillon
Name: JoEllen Lyons Dillon
Title: Authorized Signatory

/s/ Heather Bresch
Heather Bresch